UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 20, 2016

(Exact Name of Registrant as Specified in Its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

001-33653	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(800) 972-3030

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) As previously reported by Fifth Third Bancorp on a Form 8-K filed with the SEC on September 21, 2016, Jerry W. Burris and Eileen A. Mallesch were appointed to the Bancorp’s Board of Directors effective September 20, 2016. This amendment to Form 8-K is being filed to report that on December 20, 2016, the Board appointed Mr. Burris to its Audit Committee and Ms. Mallesch to its Risk and Compliance Committee. Pursuant to Fifth Third’s Director Pay Program, each of Mr. Burris and Ms. Mallesch will receive an annual retainer of $10,000 in 2017 for serving on these committees in addition to the $85,000 annual retainer each will receive for serving on the Board. The Director Pay Program contains additional details regarding Director compensation and was filed by the Bancorp with the SEC on November 9, 2016, as Exhibit 10.2 to its Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

December 22, 2016	/s/ SAEMA SOMALYA
Saema Somalya
Secretary